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[LINDQUIST & VENNUM P.L.L.P. Letterhead]
                                                               EXHIBIT 23.2


                                  June 15, 1995






Ladies and Gentlemen:

     We consent to the use of the attached proposed form of tax opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Certain Federal Income Tax Consequences."


                                   LINDQUIST & VENNUM P.L.L.P.

                                   /s/Lindquist & Vennum